Exhibit 10.6


                                   EMPLOYMENT
                                    AGREEMENT

                           THIS AGREEMENT is made effective the First day of
March 2007.

BETWEEN:
                                 Donald Sampson,

                  (hereinafter referred to as the "Executive")

                                                              OF THE FIRST PART,
                                      -and-

                          Globetech Environmental, Inc.

                       (hereinafter referred to as "GENV")

                                                             OF THE SECOND PART,

         WHEREAS the parties wish to enter into an agreement for the employment of the Executive by GENV;

         AND WHEREAS the parties desire to enter into this agreement;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree as follows:

1.00     EMPLOYMENT

1.01     Position and Duties

         Subject to the terms and conditions contained herein, GENV shall employ the Executive and the Executive shall serve GENV as President and Chief Executive Officer. The Executive shall be responsible for all duties and obligations naturally arising from his position as President and Chief Executive Officer.

1.02     Term of Employment

         Subject to Section 5.00 hereunder, the employment of the Executive shall commence on March 1, 2007 and shall be for renewable two year terms. Renewal should be negotiated on or before six months prior to expiry.

2.0      REMUNERATION

2.01     Base Salary

         GENV shall pay the Executive during the term of this Agreement a gross annual salary of Two Hundred Twenty Five thousand U. S. Dollars ($180,000 U.S.) payable in accordance with GENV's usual payroll practices. The Board of Directors will review, upon request of the executive, this Agreement and adjust the base salary to industry standards as of that date. Executive has the right to assign amounts payable under this agreement to his holding company.

2.02     Bonus

         The Executive shall be entitled to receive an annual Bonus during his employment. During 2007-9, the bonus shall be 2% of the EBITDA when it becomes positive and paid quarterly.

2.03     Benefits

         The Executive will be entitled to participate in GENV's senior executive benefit plans in accordance with the terms of such plans. Until these plans are established the Company will pay for the Executive's health insurance.

2.04     Vacation

         The executive shall be entitled to five (5) weeks paid annual vacation.

2.05     Expenses

         The Executive will be reimbursed for all authorized expenses including telephone, cellular telephone, high-speed internet service, and other business expenses supported with appropriate statements and/or vouchers. For all travel greater than two hours, the Executive is entitled to fly business class.

3.00     STOCK OPTIONS

3.01     Grant of Stock Options

         The parties agree to enter into a separate Stock Option Agreement, which will provide for the granting of stock options to the Executive once such plan is put into place.

4.00      EMPLOYEE'S COVENANTS

4.01     Non-Disclosure

         The Executive shall not disclose any information relating to the private or confidential affairs of GENV or relating to any secrets of GENV to any person other than for GENV's purposes and shall not use for his own purposes or for any other than GENV's purposes any such confidential information.

4.02     Reasonableness

         The executive acknowledges that covenants contained in this Section
4.00 are reasonable in scope and area and are necessary in furtherance of the legitimate interest of GENV.

5.0      TERMINATION OF EMPLOYMENT

5.01     Termination for Cause

         GENV may terminate this Agreement for cause at any time without payment of any compensation either by way of anticipated earnings or damages of any kind, subject to the laws of Nevada.

5.02     Termination for Other Than Cause

         GENV may terminate this agreement without cause at any time, and shall pay to the Executive in the first year of this agreement, a lump sum of twelve months pay, including usual expenses and benefits. In each subsequent year of this agreement, the amount of lump sum payment shall increase by six months, up to a maximum of twenty four months pay in lieu if notice.

5.03     Resignation by the Executive

         The Executive may resign his employment at any time upon provision of three month's notice, which notice may be waived by GENV in whole or in part.

5.04     Events Upon Termination

         Upon termination of employment for any reason, the Executive shall return to GENV all property in his possession belonging to GENV, or its affiliates and subsidiaries.

The parties have executed this Agreement as of the date below.





----------------------------                 -----------------------------
March 25, 2007                                 March 25, 2007
Donald Sampson                                 Theo Hennig, CFO and Director
                                               Globetech Environmental, Inc.